Skullcandy Announces Fourth quarter 2013 Financial Results
PARK CITY, UTAH – March 6, 2014 – Skullcandy, Inc. (NASDAQ: SKUL) today announced financial results for the fourth quarter ended December 31, 2013.
Fourth quarter Results

•	Net sales were $72.2 million

•	Gross margin was 43.5%

•	Net income was $0.13 per diluted share

•	Non-GAAP adjusted net income was $0.13 per diluted share

"2013 was a year of tremendous positive change geared toward executing our turnaround strategy.  We now have a clear long-term vision for transforming Skullcandy and Astro Gaming into the most innovative brands in audio through obsessing about our consumers, disruptive technologies, and creative branding,” said Hoby Darling, President and Chief Executive Officer of Skullcandy. “The year was capped off by a strong fourth quarter performance focused on reinforcing our brand ethos and positioned the business for long-term success. The great work the team has done establishing a new direction for the Company speaks volumes about our people and our culture and the foundation we are building.  With our five key growth pillars established and a clear understanding of our consumer, where we will innovate and focus, and a segmented distribution strategy, it is now about executing. We are confident we can achieve our vision of being a global audio leader while delivering profitable growth, increased shareholder value and living by our core values.”
Net sales in the fourth quarter of 2013 decreased 28.4% to $72.2 million from $101.0 million in the same quarter of the prior year. North America net sales decreased 30.3% to $57.6 million from $82.7 million in the same quarter of the prior year. Consistent with the strategy stated in previous quarters, these results were driven by the Company's actions to significantly cut sales to the off-price channel, aggressively enforced its MAP pricing online, and control inventory levels with its customers. International net sales decreased 19.9% to $14.7 million from $18.3 million in the same quarter of the prior year. Included in the North America segment in fourth quarter 2013 and fourth quarter 2012 are net sales of $0.7 million and $7.4 million, respectively, of products that were sold from the United States to customers with a “ship to” location outside of North America. Including these sales in the international segment, international net sales decreased 40.2%, and North America net sales decreased 24.4%, compared to the same quarter in the prior year.
Gross profit in the fourth quarter of 2013 decreased 30.0% to $31.4 million from $44.9 million in the same quarter of the prior year. Gross margin was 43.5% in the fourth quarter of 2013 compared to 44.5% in the same quarter of the prior year. The decrease in gross margin was primarily attributable to increased sales returns and allowance expense due to increased returns rates and trailing credits.
Selling, general and administrative (SG&A) expenses in the fourth quarter of 2013 decreased 4.8% to $26.0 million from $27.3 million in the same quarter of the prior year. SG&A expenses in the fourth quarter of 2013 included $1.5 million in marketing costs related to the four city tour highlighting key athletes and products. These costs were offset by a decrease in bad debt expense of $1.5 million as compared to the fourth quarter of 2012. As a percentage of net sales, SG&A expenses were 35.9% compared to 27.0% in the same quarter of the prior year.
Certain reclassifications have been made to the Company's 2012 results to conform to the 2013 presentation to better reflect where certain costs should be presented in the statement of operations. For this reason, tooling depreciation and warranty related expenses are being included in cost of goods sold for all comparable periods.
Net income attributable to the fourth quarter of 2013 was $3.6 million, or $0.13 per diluted share, based on 28.1 million diluted weighted average common shares outstanding. Net income attributable to the same quarter of the prior year was $11.5 million, or $0.41 per diluted share, based on 27.8 million diluted weighted average common shares outstanding. For a reconciliation of non-GAAP adjusted net income (loss) to net income (loss), see the accompanying tables at the end of this release.
Balance Sheet Highlights

As of December 31, 2013, cash and cash equivalents totaled $38.8 million compared to $19.3 million as of December 31, 2012 and the Company had no outstanding debt as of December 31, 2013 and 2012 respectively. Accounts receivable decreased 24.6% to $57.5 million as of December 31, 2013 from $76.3 million as of December 31, 2012, which is consistent with the decline in net sales for the comparable period. Inventory decreased 3.1% to $40.3 million as of December 31, 2013 from $41.6 million as of December 31, 2012. Inventory as of December 31, 2013 included approximately $3.4 million associated with the transition to a direct distribution model in Canada at the start of the fourth quarter 2013.
2014 First Quarter and Full Year Financial Outlook
For the first quarter of 2014, the Company currently forecasts net sales to increase between 5% to 7% over 2013 levels and net loss on a GAAP fully-diluted basis to be between ($0.16) to ($0.18) per share.

For the full year 2014, the Company currently forecasts net sales to increase in the mid to high single digit percentage range over 2013 levels and net income on a GAAP fully-diluted basis to be between $0.10 to $0.14 per share.
Call Information
A conference call to discuss the fourth quarter of 2013 results is scheduled for today, March 6, 2014, at 4:30 PM Eastern Time / 2:30 PM Mountain Time. A broadcast of the call will be available on the Company’s website, www.skullcandy.com. Analysts and investors can participate in the live call by dialing (877) 705-6003 or (201) 493-6725. In addition, a replay of the call will be available shortly after the conclusion of the call and remain available through March 13, 2014.
About Skullcandy, Inc.
Skullcandy is the original lifestyle and performance audio brand inspired by the creativity and irreverence of youth culture. Skullcandy designs, markets and distributes audio and gaming headphones and other accessory related products under the Skullcandy, Astro Gaming and 2XL by Skullcandy brands. Skullcandy was launched in 2003 and quickly became one of the world's most distinct audio brands by bringing unique technology, color, character and performance to an otherwise monochromatic space; helping to revolutionize the audio arena by introducing headphones, earbuds and other audio and wireless lifestyle products that possess unmistakable style and exceptional performance. The Company's products are sold and distributed through a variety of channels in the U.S. and approximately 80 countries worldwide. Visit skullcandy.com, or join us at facebook.com/skullcandy or on Twitter @skullcandy.
Forward-Looking Statements
Certain statements in this press release and oral statements made from time to time by representatives of the Company are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements regarding the Company’s anticipated future financial and operating results and any other statements about the Company’s future expectations, beliefs or prospects expressed by management are forward-looking statements. These forward-looking statements are based on management’s current expectations and beliefs, but they involve a number of risks and uncertainties that could cause actual results or events to differ materially from those indicated by such forward-looking statements. Important factors that could cause actual results to differ materially from expectations are disclosed under the “Risk Factors” section of the 2012 10-K filed with the Securities and Exchange Commission ("SEC") on March 13, 2013 and in any subsequent reports the Company files with the SEC. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not undertake any obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise
Non-GAAP Measures
Non-GAAP adjusted net income and non-GAAP adjusted fully diluted earnings per share, for the periods presented, represents diluted net income per share excluding the impact of severance expenses associated with the departure of the Company’s former Chief Executive Officer, exit costs associated with the office closure in San Clemente, California and the settlement of litigation. Management does not believe these expenses correlate to the underlying performance of the business. As a result, the Company believes that non-GAAP adjusted net income and non-GAAP adjusted fully diluted earnings per share provides important additional information for measuring its performance, provides consistency and comparability with the Company’s past financial performance, facilitates period to period comparisons of the Company’s operations, and facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results. The Company’s management team uses these metrics to evaluate the Company’s business and believes they are a measure used frequently by securities analysts and investors. Non-GAAP adjusted net income and adjusted fully diluted earnings per share do not represent, and should not be used as a substitute for net income and diluted earnings per share, as determined in accordance with GAAP. The Company’s method of calculating non-GAAP adjusted net income and adjusted fully diluted earnings per share may differ from that of other companies.
Contacts
ICR
Brendon Frey / Joe Teklits
203-682-8200
Brendon.Frey@icrinc.com
Joseph.Teklits@icrinc.com

-Financial Tables Follow-

SKULLCANDY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands of dollars, except share and per share information)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Net sales	$72,249	$100,970	$210,092	$297,686
Cost of goods sold	40,817	56,046	116,958	158,253
Gross profit	31,432	44,924	93,134	139,433
Selling, general and administrative expenses	25,951	27,261	98,129	97,948
Income (loss) from operations	5,481	17,663	(4,995)	41,485
Other (income) expense	74	(139)	517	453
Interest expense	42	186	382	641
Income (loss) before income taxes and noncontrolling interests	5,365	17,616	(5,894)	40,391
Income tax expense (benefit)	1,686	6,183	(2,882)	14,574
Net income (loss)	3,679	11,433	(3,012)	25,817
Net income (loss) attributable to noncontrolling interests	110	(30)	24	(63)
Net income (loss) attributable to Skullcandy, Inc.	$3,569	$11,463	$(3,036)	$25,880
Net income (loss) per common share attributable to Skullcandy, Inc.
Basic	$0.13	$0.42	$(0.11)	$0.94
Diluted	0.13	0.41	(0.11)	0.92
Weighted average common shares outstanding
Basic	27,777,909	27,593,290	27,740,945	27,405,017
Diluted	28,079,543	27,848,927	27,740,945	27,980,983

SKULLCANDY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands of dollars)
(unaudited)

	As of December 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$38,835	$19,345
Accounts receivable, net	57,549	76,307
Inventories	40,284	41,567
Prepaid expenses and other current assets	4,663	5,604
Deferred taxes	4,695	2,943
Total current assets	146,026	145,766
Property and equipment, net	10,021	16,000
Intangibles	10,979	12,481
Goodwill	13,867	13,867
Deferred financing fees	224	161
Total assets	$181,117	$188,275
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$16,564	$22,887
Accrued liabilities	22,838	21,047
Bank line of credit	—	—
Total current liabilities	39,402	43,934
Deferred taxes	—	2,219
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.0001 per share; 10,000,000 shares authorized and no shares issued and outstanding at December 31, 2013 and 2012, respectively.	—	—
Common stock, par value $0.0001 per share; 200,000,000 shares authorized, 32,604,650 shares issued and 27,778,248 shares outstanding at December 31, 2013; 200,000,000 shares authorized, 32,525,766 shares issued and 27,699,364 shares outstanding at December 31, 2012, respectively	3	3
Treasury stock, 4,826,402 shares at cost at December 31, 2013 and 2012	(43,294)	(43,294)
Additional paid-in capital	131,428	128,676
Accumulated other comprehensive income (loss)	(171)	(22)
Retained earnings	53,183	56,218
Total Skullcandy stockholders’ equity	141,149	141,581
Noncontrolling interests	566	541
Total stockholders’ equity	141,715	142,122
Total liabilities and stockholders’ equity	$181,117	$188,275

SKULLCANDY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands of dollars)
(unaudited)

	Year Ended December 31,
	2013	2012	2011
Operating activities
Net income (loss)	$(3,012)	$25,816	$18,621
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	9,428	6,220	2,031
Loss on disposal of property and equipment	2,187	7	123
Provision for doubtful accounts	1,312	3,617	333
Deferred income taxes	(4,927)	(355)	805
Noncash interest expense	177	241	6,643
Stock-based compensation expense	3,632	6,563	5,243
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	17,305	(29,287)	(4,219)
Inventories	1,140	2,433	(13,966)
Prepaid expenses and other	1,504	2,679	(4,633)
Accounts payable	(6,338)	(343)	7,616
Accrued liabilities	1,048	(4,049)	10,206
Net cash provided by operating activities	23,456	13,542	28,803
Investing activities
Purchase of property and equipment	(4,111)	(10,475)	(7,559)
Purchase of intangible assets	(20)	(244)	(31)
Business acquisitions	—	—	(29,462)
Net cash used in investing activities	(4,131)	(10,719)	(37,052)
Financing activities
Net borrowings (repayments) on bank line of credit	—	(9,884)	(919)
Repayment of long-term debt	—	—	(46,780)
Debt issuance costs	(241)	—	—
Proceeds from issuance of common stock, net of issuance costs	174	—	69,902
Capital contribution by joint venture partner	—	—	600
Proceeds from exercise of stock options and warrants	—	2,366	1,140
Income tax benefit related to exercise of stock options	(92)	705	1,171
Net cash provided by (used in) financing activities	(159)	(6,813)	25,114
Effect of exchange rate changes on cash and cash equivalents	324	33	(25)
Net increase (decrease) in cash and cash equivalents	19,490	(3,957)	16,840
Cash and cash equivalents, beginning of year	19,345	23,302	6,462
Cash and cash equivalents, end of year	$38,835	$19,345	$23,302
Supplemental cash flow information:
Cash paid for interest	$1	$184	$6,700
Cash paid for income tax	7,042	15,112	3,842

SKULLCANDY, INC.
SEGMENT INFORMATION
(unaudited)
The North America segment primarily consists of Skullcandy and Astro Gaming product sales to customers in the United States, Canada and Mexico (through the Company’s joint venture). The international segment primarily includes Skullcandy product sales to customers in Europe and Asia that are served by the Company’s European and Asian operations. Included in the North America segment for the three months ended December 31, 2013 and 2012, are $0.7 million and $7.4 million, respectively, that represent products that were sold from the United States with a "ship to" location outside of North America.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Net sales
North America	$57,577	$82,650	$160,041	$250,262
International	14,672	18,320	50,051	47,424
Consolidated	72,249	100,970	210,092	297,686
Gross profit
North America	25,335	36,655	70,188	115,712
International	6,097	8,269	22,946	23,721
Consolidated	31,432	44,924	93,134	139,433
Income (loss) from operations
North America	5,200	14,701	(9,057)	31,870
International	570	2,963	4,062	9,615
Consolidated	$5,770	$17,664	$(4,995)	$41,485

SKULLCANDY, INC.
RECONCILIATION OF NET INCOME (LOSS) TO NON-GAAP ADJUSTED NET INCOME (LOSS)
(in thousands of dollars)
(unaudited)

	Three Months Ended December 31,		Twelve months ended December 31,
	2013	2012	2013	2012
Net income (loss)	$3,679	$11,433	$(3,012)	$25,816
Net income (loss) attributable to noncontrolling interests	110	(30)	24	(63)
Severance-related expenses, net of tax benefit (1)	—	—	776	—
Legal and settlement expenses associated with litigation, net of tax benefit (2)	—	—	—	418
Legal and settlement expenses associated with patent litigation, net of tax benefit (3)	—	427	—	435
Bad debt expense associated with bankruptcy filing of a major retail customer, net of tax benefit (4)	—	1,263	—	1,263
Exit costs associated with office closure (5)	88	—	1,407	—
Non-GAAP adjusted net income (loss)	$3,657	$13,153	$(853)	$27,995

(1)
This item is recorded in selling, general and administrative expenses in the Condensed Consolidated Statements of Operations. It is reflected in the schedule above net of tax benefit of $446 thousand for the twelve months ended December 31, 2013.

(2)
This item is recorded in selling, general and administrative expenses in the Condensed Consolidated Statements of Operations. It is reflected in the schedule above net of tax benefit of $249 thousand for the twelve months ended December 31, 2012.

(3)
This item is recorded in selling, general and administrative expenses in the Consolidated Statements of Operations. It is reflected in the schedule above net of tax benefit of $249 thousand and $254 thousand for the three and twelve months ended December 31, 2012, respectively.

(4)	This item is recorded in selling, general and administrative expenses in the Consolidated Statements of Operations. It is reflected in the schedule above note of tax benefit of $194 thousand.

(5)
This item is recorded in selling, general and administrative expenses in the Condensed Consolidated Statements of Operations. It is reflected in the schedule above net of tax benefit of $49 thousand and $812 thousand for the three and twelve months ended December 31, 2013, respectively.

SKULLCANDY, INC.
RECONCILIATION OF DILUTED EARNINGS (LOSS) PER SHARE – GAAP TO DILUTED EARNINGS (LOSS) PER SHARE – NON-GAAP
(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2013	2012	2013	2012
Diluted earnings (loss) per share - GAAP	$0.13	$0.41	$(0.11)	$0.92
Severance-related expenses, net of tax benefit	—	—	0.03	—
Legal and settlement expenses associated with litigation, net of tax benefit	—	—	—	0.01
Legal and settlement expenses associated with patent litigation, net of tax benefit	—	0.01	—	0.02
Bad debt expense associated with bankruptcy filing of a major retail customer, net of tax benefit	—	0.05	—	0.05
Exit costs associated with office closure	—	—	0.05	—
Diluted earnings (loss) per share – non-GAAP	$0.13	$0.47	$(0.03)	$1.00